UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2008

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)   (Zip Code)

(800) 824-3703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

MWI Veterinary Supply, Inc. (“MWI”) and Pfizer, Inc. (“Pfizer”) have entered into a 2009 Livestock Products Distribution Agreement (the “Agreement”) effective January 1, 2009, which was executed and delivered by Pfizer to MWI on December 12, 2008.

Under the Agreement, MWI is entitled to distribute Pfizer’s livestock products to customers in the livestock field.  The Agreement allows for a reduced fee for logistics and has eliminated incentive fees and rebates compared to the 2008 Livestock Products Agreement (the “2008 Agreement”).  MWI is required to maintain sufficient inventory levels to meet customer demand and to store products in accordance with their respective label instructions.  The Agreement expires on December 31, 2009 and may be terminated by either party with or without cause upon 30 days prior written notice.

Item 7.01       Regulation FD Disclosure

Notwithstanding the Agreement which contains terms and conditions that are materially less favorable to MWI than the 2008 Agreement, MWI reaffirms its previous estimates for the fiscal year ending September 30, 2009 of revenues from $900 million to $950 million and diluted earnings per share from $1.75 to $1.85.  MWI reaffirms its fiscal year 2009 estimates due to expanded marketing efforts in the production and companion animal markets, including programs for both existing and new products, and certain cost-reduction measures that MWI is in the process of implementing.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by MWI with the Securities and Exchange Commission. Many of the factors that will determine MWI’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. MWI undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include vendor rebates based upon attaining certain growth goals; changes in vendor contract terms including rebates, commissions, and exclusivity requirements; changes in the way vendors introduce products to market; the recall of a significant product by one  MWI’s vendors; seasonality; the impact of general economic trends on MWI’s business; the timing and effectiveness of marketing programs offered by MWI’s vendors; the timing of the introduction of new products and services by MWI’s vendors; regulatory matters; and competition. Other factors include changes in the rate of inflation; changes in state or federal legislation or regulation; the continued safety of the products MWI sells; and changes in the general economy.

The information in Item 7.01 of this report is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: December 16, 2008	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer